Exhibit 99.1

CRITEO REPORTS SOLID RESULTS FOR THE FIRST QUARTER 2020
AMIDST A CHALLENGING ENVIRONMENT

NEW YORK - April 29, 2020 - Criteo S.A. (NASDAQ: CRTO), the global technology company powering the world’s marketers with trusted and impactful advertising, today announced solid financial results for the first quarter ended March 31, 2020 in a challenging global environment marked by the outbreak of COVID-19.

•Revenue decreased 10% year-over-year, or 8% at constant currency1, to $503 million.
•Revenue excluding Traffic Acquisition Costs, or Revenue ex-TAC2, decreased 13% year-over-year, or 11% at constant currency, to $206 million ($207 million at guidance rates), representing 41% of revenue.
•The COVID-19 outbreak negatively impacted Revenue by approximately $24 million, or approximately 4 points of year-over-year growth at constant currency, and negatively impacted Revenue ex-TAC by approximately $10 million, or approximately 4 points of year-over-year growth at constant currency.
•Net income decreased 23% year-over-year to $16 million, representing 3% of revenue.
•Adjusted EBITDA2 decreased 12% at constant currency to $59 million ($60 million at guidance rates), representing 29% of Revenue ex-TAC.
•Diluted EPS decreased 14% to $0.25 and Adjusted diluted EPS2 decreased 13% to $0.52.
•Cash flow from operating activities was $57 million.
•Free Cash Flow2 was solid and increased 3% to $45 million.
•Our cash position was $437 million as of March 31, 2020, up $18 million compared to Dec. 31, 2019.
•The Company's Board of directors authorized a new share repurchase program of up to $30 million.
•The Company had financial liquidity in excess of $820 million as of March 31, 2020.

"Our people safety, operations, client relationships and cost control are our key priorities in this context," said Megan Clarken, CEO. "We believe our core strength in direct response marketing will help our customers best rebound from these unusual times."

"Q1 was a solid quarter amidst a challenging environment," said Benoit Fouilland, CFO. "We're hyper-focused on managing our cost base and protecting our profitability and financial liquidity."

Operating Highlights

•New solutions, which include all solutions outside of retargeting, grew 49% year-over-year to 13% of total Revenue ex-TAC, an increase of 4 points year-over-year.
•We added over 110 net new clients and maintained high client retention at close to 90% for all solutions.
•Same-client revenue declined 9% year-over-year and same-client Revenue ex-TAC3 decreased 9% year-over-year at constant currency, including 5 points directly attributable to the COVID-19 disruption.
•Our direct header-bidding technology now connects to over 4,600 publishers across Web and App, and we now reach about 40% of all our publishers via Criteo Direct Bidder.
•We launched Criteo Partners, our global partnership program for reseller agencies.

___________________________________________________
1 Constant currency measures exclude the impact of foreign currency fluctuations and is computed by applying the 2019 average exchange rates for the relevant period to 2020 figures.
2 Revenue ex-TAC, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA at constant currency, Adjusted EBITDA margin, Adjusted diluted EPS, Free Cash Flow and growth at constant currency are not measures calculated in accordance with U.S. GAAP.
3 Same-client revenue or Revenue ex-TAC is the revenue or Revenue ex-TAC generated by clients that were live with us in a given quarter and still live with us the same quarter in the following year.

Revenue and Revenue ex-TAC

Revenue declined 10% year-over-year, or 8% at constant currency, to $503 million (Q1 2019: $558 million), after an approximately $24 million business impact from the COVID-19 outbreak, or approximately 4 points of the year-over-over decline at constant currency. Revenue ex-TAC decreased 13% year-over-year, or 11% at constant currency, to $206 million (Q1 2019: $236 million), after an approximately $10 million business impact from the COVID-19 outbreak, or approximately 4 points of the year-over-over decline at constant currency. Growth in our midmarket business and increased adoption of new solutions were offset by the decline in our large client business. Revenue ex-TAC as a percentage of revenue, or Revenue ex-TAC margin, was 41% (Q1 2019: 42%).

•In the Americas, Revenue declined 12% year-over-year, or 11% at constant currency, to $192 million and represented 38% of total Revenue. Revenue ex-TAC declined 17% year-over-year, or 16% at constant currency, to $72 million and represented 35% of total Revenue ex-TAC.
•In EMEA, Revenue declined 9% year-over-year, or 7% at constant currency, to $190 million and represented 38% of total Revenue. Revenue ex-TAC declined 12% year-over-year, or 9% at constant currency, to $82 million and represented 40% of total Revenue ex-TAC.
•In Asia-Pacific, Revenue declined 7% year-over-year, or 6% at constant currency, to $122 million and represented 24% of total Revenue. Revenue ex-TAC declined 8% year-over-year, or 7% at constant currency, to $53 million and represented 25% of total Revenue ex-TAC.

Net Income and Adjusted Net Income

Net income decreased 23% year-over-year to $16 million (Q1 2019: $21 million). Net income margin as a percentage of revenue was 3% (Q1 2019: 4%). Net income available to shareholders of Criteo S.A. decreased 19% year-over-year to $15 million, or $0.25 per share on a diluted basis (Q1 2019: $19 million, or $0.29 per share on a diluted basis).

Adjusted Net Income, or net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, decreased 19% year-over-year to $32 million, or $0.52 per share on a diluted basis (Q1 2019: $40 million, or $0.60 per share on a diluted basis).

Adjusted EBITDA and Operating Expenses

Adjusted EBITDA decreased 14% year-over-year, or 12% at constant currency, to $59 million (Q1 2019: $69 million), driven by the Revenue ex-TAC performance over the period, including the impact of the COVID-19 outbreak, partly offset by our proactive and disciplined expense management. Adjusted EBITDA as a percentage of Revenue ex-TAC, or Adjusted EBITDA margin, was 29% (Q1 2019: 29%).

Operating expenses decreased 16% to $148 million (Q1 2019: $176 million), mostly driven by lower headcount-related expense and disciplined expense management. Operating expenses, excluding the impact of equity awards compensation expense, pension costs, restructuring costs, depreciation and amortization and acquisition-related costs and deferred price consideration, which we refer to as Non-GAAP Operating Expenses, decreased 16% to $126 million (Q1 2019: $150 million), mostly driven by lower headcount-related expense and disciplined expense management.

Since the outbreak of COVID-19, the Company has been focused on managing its expense base in a swift, agile and disciplined way to maximize profitability and preserve cash generation for 2020.

We have already frozen substantially all hiring and travel expenses globally and have taken several additional cost containment measures, including reductions in marketing spend and events, third-party services, hosting costs and others, beyond the savings that were already included in our fiscal year 2020 guidance provided on February 11, 2020.

Cash Flow, Cash and Financial Liquidity Position

Cash flow from operating activities decreased 16% year-over-year to $57 million (Q1 2019: $67 million).

Free Cash Flow, defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment, was solid in the current circumstances and increased 3% year-over-year to $45 million (Q1 2019: $44 million), representing 76% of Adjusted EBITDA (Q1 2019: 63%), despite $4 million cash restructuring charges.

Cash and cash equivalents increased $18 million compared to December 31, 2019 to $437 million, after spending $18 million on share repurchases in the quarter. The Company completed its second share-buyback program in February 2020, for 4.5 million shares and approximately $77 million.

The Company has immediate access to a €350 million Revolving Credit Facility, which, combined with its cash position as of March 31, 2020, provides total liquidity of approximately $820 million. Overall, we believe that our current financial liquidity, combined with our expected cash-flow generation in 2020, puts us in a strong position to weather the COVID-19 crisis under multiple scenarios.

Business Outlook

The following forward-looking statements reflect Criteo’s expectations as of April 29, 2020.

Based on our current forecasting framework for the impact of COVID-19 on our business, we currently assume that the second quarter 2020 will be the through quarter in our central COVID-19 scenario.

Second quarter 2020 guidance:
•We expect Revenue ex-TAC to be between $140 million and $147 million, implying constant-currency decline of approximately 32% to 35%.
•Due to the expected significant impact of COVID-19 on our business in the second quarter, we expect Adjusted EBITDA to be between $0 million and $7 million.

We withdrew our financial guidance for fiscal year 2020 on April 1, 2020. Given how fluid the global situation still is around the consequences of the COVID-19 outbreak and the many unknowns at this point, we believe the Company is currently not yet in a position to reliably quantify the impact of COVID-19 on its financial results beyond the second quarter 2020. We will therefore not provide guidance for Revenue ex-TAC and Adjusted EBITDA for fiscal year 2020 until further notice.

The above guidance for the second quarter ending June 30, 2020, assumes the following exchange rates for the main currencies impacting our business: a U.S. dollar-euro rate of 0.902, a U.S. dollar-Japanese Yen rate of 109.7, a U.S. dollar-British pound rate of 0.803, a U.S. dollar-Korean Won rate of 1,224.5 and a U.S. dollar-Brazilian real rate of 5.05.

The above guidance assumes no acquisitions are completed during the second quarter ending June 30, 2020.

Reconciliation of Revenue ex-TAC and Adjusted EBITDA guidance to the closest corresponding U.S. GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of equity awards compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our share price. The variability of the above charges could potentially have a significant impact on our future U.S. GAAP financial results.

Announcement of a Share Repurchase Program of up to $30 million

Demonstrating the Company's confidence in its business and its ability to generate cash flow, and to meet its equity obligations to employees while taking advantage of the attractive level of its share price, Criteo today announces that the Board of Directors has authorized a share repurchase program of up to $30 million of the Company’s outstanding American Depositary Shares.

This program relies primarily upon the authorization provided under L. 225-208 of the French Commercial Code, and as such the Company intends to use repurchased shares under this new program to satisfy employee equity obligations in lieu of issuing new shares, which would limit future dilution for its employee equity program. If a new authorization under L. 225-209-2 of the French Commercial Code is granted by the Company’s shareholders at the Company’s 2020 Annual General Meeting, the program could alternatively rely on the new authorization, provided the conditions provided therein notably relating to stock price are met, and could be used either to satisfy employee equity plan vesting in lieu of issuing new shares, or in connection with M&A transactions.

Under the terms of the approved program, the stock purchases may be made from time to time on the NASDAQ Global Select Market in compliance with applicable state and federal securities laws (including the requirements of SEC Rule 10b-18) and applicable provisions of French corporate law. The timing and amounts of any purchases will be based on market conditions and other factors including price, regulatory requirements and capital availability, as determined by Criteo’s management team and within the limits set by the shareholders’ authorization. The program does not require the purchase of any minimum number of shares and may be suspended, modified or discontinued at any time without prior notice.

Non-GAAP Financial Measures

This press release and its attachments include the following financial measures defined as non-GAAP financial measures by the U.S. Securities and Exchange Commission (the "SEC"): Revenue ex-TAC, Revenue ex-TAC by Region, Revenue ex-TAC margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Income, Adjusted diluted EPS, Free Cash Flow and Non-GAAP Operating Expenses. These measures are not calculated in accordance with U.S. GAAP.

Revenue ex-TAC is our revenue excluding Traffic Acquisition Costs ("TAC") generated over the applicable measurement period and Revenue ex-TAC by Region reflects our Revenue ex-TAC by our geographies. Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue can provide a useful measure for period-to-period comparisons of our business and across our geographies.

Accordingly, we believe that Revenue ex-TAC, Revenue ex-TAC by Region and Revenue ex-TAC margin provide useful information to investors and the market generally in understanding and evaluating our operating results in the same manner as our management and board of directors.

Adjusted EBITDA is our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA and Adjusted EBITDA margin are key measures used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that by eliminating equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration, Adjusted EBITDA and Adjusted EBITDA margin can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Adjusted Net Income is our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments. Adjusted Net Income and Adjusted diluted EPS are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital.

In particular, we believe that by eliminating equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of these adjustments, Adjusted Net Income and Adjusted diluted EPS can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income and Adjusted diluted EPS provide useful information to investors and the market generally in understanding and evaluating our results of operations in the same manner as our management and board of directors.

Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment. Free Cash Flow is a key measure used by our management and board of directors to evaluate the Company's ability to generate cash. Accordingly, we believe that Free Cash Flow permits a more complete and comprehensive analysis of our available cash flows.

Non-GAAP Operating Expenses are our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures the Company uses to provide its quarterly and annual business outlook to the investment community.

Please refer to the supplemental financial tables provided in the appendix of this press release for a reconciliation of Revenue ex-TAC to revenue, Revenue ex-TAC by Region to revenue by region, Adjusted EBITDA to net income, Adjusted Net Income to net income, Free Cash Flow to cash flow from operating activities, and Non-GAAP Operating Expenses to operating expenses, in each case, the most comparable U.S. GAAP measure. Our use of non-GAAP financial measures has limitations as an analytical tool, and you should not consider such non-GAAP measures in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: 1) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; and 2) other companies may report Revenue ex-TAC, Revenue ex-TAC by Region, Adjusted EBITDA, Adjusted Net Income, Free Cash Flow, Non-GAAP Operating Expenses or similarly titled measures but calculate them differently or over different regions, which reduces their usefulness as comparative measures. Because of these and other limitations, you should consider these measures alongside our U.S. GAAP financial results, including revenue and net income.

Forward-Looking Statements Disclosure

This press release contains forward-looking statements, including projected financial results for the quarter ending June 30, 2020, our expectations regarding our market opportunity and future growth prospects and other statements that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: failure related to our technology and our ability to innovate and respond to changes in technology, uncertainty regarding the scope and impact of the recent outbreak of COVID-19 on our employees, operations, revenue and cash flows, uncertainty regarding our ability to access a consistent supply of internet display advertising inventory and expand access to such inventory, investments in new business opportunities and the timing of these investments, whether the projected benefits of acquisitions materialize as expected, uncertainty regarding international growth and expansion, the impact of competition, uncertainty regarding legislative, regulatory or self-regulatory developments regarding data privacy matters and the impact of efforts by other participants in our industry to comply therewith, the impact of consumer resistance to the collection and sharing of data, our ability to access data through third parties, failure to enhance our brand cost-effectively, recent growth rates not being indicative of future growth, our ability to manage growth, potential fluctuations in operating results, our ability to grow our base of clients, and the financial impact of maximizing Revenue ex-TAC, as well as risks related to future opportunities and plans, including the uncertainty of expected future financial performance and results and those risks detailed from time-to-time under the caption "Risk Factors" and elsewhere in the Company’s SEC filings and reports, including the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2020, and in subsequent Quarterly Reports on Form 10-Q as well as future filings and reports by the Company. Importantly, at this time, the COVID-19 pandemic is having a significant impact on Criteo's business, financial condition, cash flow and results of operations. There are significant uncertainties about the duration and the extent of the impact of the virus. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events, changes in expectations or otherwise.

Conference Call Information

Criteo’s earnings conference call will take place today, April 29, 2020, at 8:00 AM EDT, 2:00 PM CEST. The conference call will be webcast live on the Company’s website http://ir.criteo.com and will be available for replay.

•U.S. callers:    +1 855 209 8212
•International callers:  +1 412 317 0788 or +33 1 76 74 05 02

Please ask to be joined into the "Criteo S.A." call.

About Criteo

Criteo (NASDAQ: CRTO) is the global technology company powering the world’s marketers with trusted and impactful advertising. 2,700 Criteo team members partner with over 20,000 customers and thousands of publishers around the globe to deliver effective advertising across all channels, by applying advanced machine learning to unparalleled data sets. Criteo empowers companies of all sizes with the technology they need to better know and serve their customers. For more information, please visit www.criteo.com.

Contacts

Criteo Investor Relations
Edouard Lassalle, VP, Head of Investor and Analyst Relations, e.lassalle@criteo.com
Friederike Edelmann, IR Director, f.edelmann@criteo.com

Criteo Public Relations
Isabelle Leung-Tack, VP, Global Communications, i.leungtack@criteo.com

Financial information to follow

CRITEO S.A.
Consolidated Statement of Financial Position
(U.S. dollars in thousands, unaudited)

	December 31, 2019	March 31, 2020
Assets
Current assets:
Cash and cash equivalents	$418,763	$436,506
Trade receivables, net of allowances of $16.1 million and $23.1 million at December 31, 2019 and March 31, 2020, respectively	481,732	364,440
Income taxes	21,817	23,101
Other taxes	60,924	65,293
Other current assets	17,225	19,832
Total current assets	1,000,461	909,172
Property, plant and equipment, net	194,161	181,848
Intangible assets, net	86,886	79,818
Goodwill	317,100	315,266
Right of Use Asset - operating lease	142,044	139,954
Non-current financial assets	21,747	20,373
Deferred tax assets	27,985	29,458
Total non-current assets	789,923	766,717
Total assets	$1,790,384	$1,675,889

Liabilities and shareholders' equity
Current liabilities:
Trade payables	$390,277	$300,315
Contingencies	6,385	6,020
Income taxes	3,422	3,013
Financial liabilities - current portion	3,636	2,303
Lease liability - operating - current portion	45,853	47,288
Other taxes	50,099	49,159
Employee - related payables	74,781	73,251
Other current liabilities	35,886	35,709
Total current liabilities	610,339	517,058
Deferred tax liabilities	9,272	7,922
Retirement benefit obligation	8,485	7,111
Financial liabilities - non current portion	769	555
Lease liability - operating - non current portion	117,988	113,920
Other non-current liabilities	5,543	2,715
Total non-current liabilities	142,057	132,223
Total liabilities	752,396	649,281
Commitments and contingencies
Shareholders' equity:
Common shares, €0.025 par value, 66,197,181 and 66,202,881 shares authorized, issued and outstanding at December 31, 2019 and March 31, 2020, respectively.	2,158	2,158
Treasury stock, 3,903,673 and 4,533,650 shares at cost as of December 31, 2019 and March 31, 2020, respectively.	(74,900)	(79,834)
Additional paid-in capital	668,389	676,510
Accumulated other comprehensive (loss)	(40,105)	(54,283)
Retained earnings	451,725	450,480
Equity - attributable to shareholders of Criteo S.A.	1,007,267	995,031
Non-controlling interests	30,721	31,577
Total equity	1,037,988	1,026,608
Total equity and liabilities	$1,790,384	$1,675,889

CRITEO S.A.
Consolidated Statement of Income
(U.S. dollars in thousands, except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2019	2020	YoY Change

Revenue	$558,123	$503,376	(10)%

Cost of revenue
Traffic acquisition cost	(322,429)	(297,364)	(8)%
Other cost of revenue	(26,045)	(33,806)	30%

Gross profit	209,649	172,206	(18)%

Operating expenses:
Research and development expenses	(46,577)	(37,515)	(19)%
Sales and operations expenses	(95,909)	(84,974)	(11)%
General and administrative expenses	(33,770)	(25,915)	(23)%
Total Operating expenses	(176,256)	(148,404)	(16)%
Income from operations	33,393	23,802	(29)%
Financial income (expense)	(1,974)	(334)	(83)%
Income before taxes	31,419	23,468	(25)%
Provision for income taxes	(10,018)	(7,040)	(30)%
Net Income	$21,401	$16,428	(23)%

Net income available to shareholders of Criteo S.A.	$19,120	$15,459	(19)%
Net income available to non-controlling interests	$2,281	$969	(58)%

Weighted average shares outstanding used in computing per share amounts:
Basic	64,336,777	61,691,001
Diluted	66,041,296	62,125,582

Net income allocated to shareholders per share:
Basic	$0.30	$0.25	(17)%
Diluted	$0.29	$0.25	(14)%

CRITEO S.A.
Consolidated Statement of Cash Flows
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2020	YoY Change
Net income	$21,401	$16,428	(23)%
Non-cash and non-operating items	24,998	32,828	31%
- Amortization and provisions	19,644	27,044	38%
- Equity awards compensation expense (1)	13,882	8,502	(39)%
- Net gain or loss on disposal of non-current assets	—	2,266	NM
- Change in deferred taxes	(5,916)	(2,678)	(55)%
- Change in income taxes	(1,934)	(2,329)	20%
- Other	(678)	23	NM
Changes in working capital related to operating activities	20,821	7,487	(64)%
- Decrease in trade receivables	86,018	99,388	16%
- (Decrease) in trade payables	(58,485)	(81,679)	40%
- (Increase) in other current assets	(5,992)	(10,398)	74%
- Increase/(Decrease) in other current liabilities	2,436	(945)	NM
- Change in operating lease liabilities and right of use assets	(3,156)	1,121	NM
CASH FROM OPERATING ACTIVITIES	67,220	56,743	(16)%
Acquisition of intangible assets, property, plant and equipment	(13,292)	(11,258)	(15)%
Change in accounts payable related to intangible assets, property, plant and equipment	(10,392)	(479)	(95)%
(Payment for) disposal of a business, net of cash acquired (disposed)	(5,325)	—	NM
Change in other non-current financial assets	(32)	889	NM
CASH USED FOR INVESTING ACTIVITIES	(29,041)	(10,848)	(63)%
Repayment of borrowings	(172)	(170)	(1)%
Proceeds from capital increase	11	4	(64)%
Change in treasury stock	—	(18,241)	NM
Change in other financial liabilities	(30)	(354)	NM
CASH USED FOR FINANCING ACTIVITIES	(191)	(18,761)	NM
Effect of exchange rates changes on cash and cash equivalents	(6,643)	(9,391)	41%
Net increase (decrease) in cash and cash equivalents	31,345	17,743	(43)%
Net cash and cash equivalents at beginning of period	364,426	418,763	15%
Net cash and cash equivalents at end of period	$395,771	$436,506	10%
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for taxes, net of refunds	$(17,868)	$(12,047)	(33)%
Cash paid for interest, net of amounts capitalized	$(407)	$(349)	(14)%

(1) Share-based compensation expense according to ASC 718 Compensation - stock compensation accounted for $13.5 million and $8.1 million of equity awards compensation expense for the quarter ended March 31, 2019 and 2020.

CRITEO S.A.
Reconciliation of Cash from Operating Activities to Free Cash Flow
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2020	YoY Change

CASH FROM OPERATING ACTIVITIES	$67,220	$56,743	(16)%
Acquisition of intangible assets, property, plant and equipment	(13,292)	(11,258)	(15)%
Change in accounts payable related to intangible assets, property, plant and equipment	(10,392)	(479)	(95)%
FREE CASH FLOW (1)	$43,536	$45,006	3%

(1) Free Cash Flow is defined as cash flow from operating activities less acquisition of intangible assets, property, plant and equipment and change in accounts payable related to intangible assets, property, plant and equipment.

CRITEO S.A.
Reconciliation of Revenue ex-TAC by Region to Revenue by Region
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
Region	2019	2020	YoY Change	YoY Change at Constant Currency
Revenue
Americas	$217,993	$191,745	(12)%	(11)%
EMEA	209,643	190,114	(9)%	(7)%
Asia-Pacific	130,487	121,517	(7)%	(6)%
Total	558,123	503,376	(10)%	(8)%

Traffic acquisition costs
Americas	(131,545)	(120,022)	(9)%	(8)%
EMEA	(117,291)	(108,397)	(8)%	(5)%
Asia-Pacific	(73,593)	(68,945)	(6)%	(6)%
Total	(322,429)	(297,364)	(8)%	(6)%

Revenue ex-TAC (1)
Americas	86,448	71,723	(17)%	(16)%
EMEA	92,352	81,717	(12)%	(9)%
Asia-Pacific	56,894	52,572	(8)%	(7)%
Total	$235,694	$206,012	(13)%	(11)%

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.

CRITEO S.A.
Reconciliation of Adjusted EBITDA to Net Income
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2020	YoY Change
Net income	$21,401	$16,428	(23)%
Adjustments:
Financial (income) expense	1,974	334	(83)%
Provision for income taxes	10,018	7,040	(30)%
Equity awards compensation expense	13,882	8,503	(39)%
Research and development	4,025	2,370	(41)%
Sales and operations	6,201	3,618	(42)%
General and administrative	3,656	2,515	(31)%
Pension service costs	394	538	37%
Research and development	193	269	39%
Sales and operations	72	95	32%
General and administrative	129	174	35%
Depreciation and amortization expense	19,296	24,138	25%
Cost of revenue	9,135	12,771	40%
Research and development (1)	3,477	5,650	62%
Sales and operations	4,864	4,340	(11)%
General and administrative	1,820	1,377	(24)%
Restructuring cost (2)	1,890	2,209	17%
Cost of revenue	—	—	—
Research and development	—	995	NM
Sales and operations	1,890	1,021	(46)%
General and administrative	—	193	NM
Total net adjustments	47,454	42,762	(10)%
Adjusted EBITDA (3)	$68,855	$59,190	(14)%
(1) For the Three Months Ended March 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($3.3 million in Research and development).
(2) For the Three Months Ended March 31, 2020, the Company recognized restructuring charges following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy, respectively, initiated at the end of the fiscal year ended December 31, 2019 as detailed below:

	Three Months Ended
	March 31,
	2019	2020
Depreciation and amortization expense	1,143	—
Facilities and impairment related costs	747	987
Payroll related costs	—	1,222
Total restructuring costs	1,890	2,209

(3) We define Adjusted EBITDA as our consolidated earnings before financial income (expense), income taxes, depreciation and amortization, adjusted to eliminate the impact of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short-term and long-term operational plans. In particular, we believe that the elimination of equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (b) Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; (c) Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation; (d) Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us; and (e) other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted EBITDA alongside our U.S. GAAP financial results, including net income.

CRITEO S.A.
Reconciliation from Non-GAAP Operating Expenses to Operating Expenses under GAAP
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2020	YoY Change
Research and Development expenses	$(46,577)	$(37,515)	(19)%
Equity awards compensation expense	4,025	2,370	(41)%
Depreciation and Amortization expense (1)	3,477	5,650	62%
Pension service costs	193	269	39%
Restructuring costs (2)	—	995	NM
Non GAAP - Research and Development expenses	(38,882)	(28,231)	(27)%
Sales and Operations expenses	(95,909)	(84,974)	(11)%
Equity awards compensation expense	6,201	3,618	(42)%
Depreciation and Amortization expense	4,864	4,340	(11)%
Pension service costs	72	95	32%
Restructuring costs (2)	1,890	1,021	(46)%
Non GAAP - Sales and Operations expenses	(82,882)	(75,900)	(8)%
General and Administrative expenses	(33,770)	(25,915)	(23)%
Equity awards compensation expense	3,656	2,515	(31)%
Depreciation and Amortization expense	1,820	1,377	(24)%
Pension service costs	129	174	35%
Restructuring costs (2)	—	193	NM
Non GAAP - General and Administrative expenses	(28,165)	(21,656)	(23)%
Total Operating expenses	(176,256)	(148,404)	(16)%
Equity awards compensation expense	13,882	8,503	(39)%
Depreciation and Amortization expense (1)	10,161	11,367	12%
Pension service costs	394	538	37%
Restructuring costs (2)	1,890	2,209	17%
Total Non GAAP Operating expenses (3)	$(149,929)	$(125,787)	(16)%
(1) For the Three Months Ended March 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($3.3 million in Research and development).
(2) For the Three Months Ended March 31, 2020, the Company recognized restructuring charges following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy, respectively, initiated at the end of the fiscal year ended December 31, 2019 as detailed below:

	Three Months Ended
	March 31,
	2019	2020
Depreciation and amortization expense	1,143	—
Facilities and impairment related costs	747	987
Payroll related costs	—	1,222
Total restructuring costs	1,890	2,209

(3) We define Non-GAAP Operating Expenses as our consolidated operating expenses adjusted to eliminate the impact of depreciation and amortization, equity awards compensation expense, pension service costs, restructuring costs, acquisition-related costs and deferred price consideration. The Company uses Non-GAAP Operating Expenses to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short-term and long-term operational plans, and to assess and measure our financial performance and the ability of our operations to generate cash. We believe Non-GAAP Operating Expenses reflects our ongoing operating expenses in a manner that allows for meaningful period-to-period comparisons and analysis of trends in our business. As a result, we believe that Non-GAAP Operating Expenses provides useful information to investors in understanding and evaluating our core operating performance and trends in the same manner as our management and in comparing financial results across periods. In addition, Non-GAAP Operating Expenses is a key component in calculating Adjusted EBITDA, which is one of the key measures we use to provide our quarterly and annual business outlook to the investment community.

CRITEO S.A.
Detailed Information on Selected Items
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2020	YoY Change
Equity awards compensation expense
Research and development	$4,025	$2,370	(41)%
Sales and operations	6,201	3,618	(42)%
General and administrative	3,656	2,515	(31)%
Total equity awards compensation expense	13,882	8,503	(39)%

Pension service costs
Research and development	193	269	39%
Sales and operations	72	95	32%
General and administrative	129	174	35%
Total pension service costs	394	538	37%

Depreciation and amortization expense
Cost of revenue	9,135	12,771	40%
Research and development (1)	3,477	5,650	62%
Sales and operations	4,864	4,340	(11)%
General and administrative	1,820	1,377	(24)%
Total depreciation and amortization expense	19,296	24,138	25%

Restructuring costs (2)
Research and development	—	995	NM
Sales and operations	1,890	1,021	(46)%
General and administrative	—	193	NM
Total restructuring costs	$1,890	$2,209	17%

(1) For the Three Months Ended March 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($3.3 million in Research and development).
(2) For the Three Months Ended March 31, 2020, the Company recognized restructuring charges following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy, respectively, initiated at the end of the fiscal year ended December 31, 2019 as detailed below:

	Three Months Ended
	March 31,
	2019	2020
Depreciation and amortization expense	1,143	—
Facilities and impairment related costs	747	987
Payroll related costs	—	1,222
Total restructuring costs	1,890	2,209

CRITEO S.A.
Reconciliation of Adjusted Net Income to Net Income
(U.S. dollars in thousands except share and per share data, unaudited)

	Three Months Ended
	March 31,
	2019	2020	YoY Change

Net income	$21,401	$16,428	(23)%
Adjustments:
Equity awards compensation expense	13,882	8,503	(39)%
Amortization of acquisition-related intangible assets (1)	5,472	6,848	25%
Restructuring costs (2)	1,890	2,209	17%
Tax impact of the above adjustments	(2,940)	(1,960)	(33)%
Total net adjustments	18,304	15,600	(15)%
Adjusted net income (3)	$39,705	$32,028	(19)%

Weighted average shares outstanding
- Basic	64,336,777	61,691,001
- Diluted	66,041,296	62,125,582

Adjusted net income per share
- Basic	$0.62	$0.52	(16)%
- Diluted	$0.60	$0.52	(13)%

(1) For the Three Months Ended March 31, 2020, the Company recognized an accelerated amortization for Manage technology due to a revised useful life in 2019 ($3.3 million in Research and development).
(2) For the Three Months Ended March 31, 2020, the Company recognized restructuring charges following its new organizational structure implemented to support its multi-product platform strategy and office right sizing policy, respectively, initiated at the end of the fiscal year ended December 31, 2019 as detailed below:

	Three Months Ended
	March 31,
	2019	2020
Depreciation and amortization expense	1,143	—
Facilities and impairment related costs	747	987
Payroll related costs	—	1,222
Total restructuring costs	1,890	2,209

(3) We define Adjusted Net Income as our net income adjusted to eliminate the impact of equity awards compensation expense, amortization of acquisition-related intangible assets, restructuring costs, acquisition-related costs and deferred price consideration and the tax impact of the foregoing adjustments. Adjusted Net Income is not a measure calculated in accordance with U.S. GAAP. We have included Adjusted Net Income because it is a key measure used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of equity awards compensation expense, amortization of acquisition-related intangible assets, acquisition-related costs and deferred price consideration, restructuring costs and the tax impact of the foregoing adjustments in calculating Adjusted Net Income can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted Net Income provides useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Adjusted Net Income has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) Adjusted Net Income does not reflect the potentially dilutive impact of equity-based compensation or the impact of certain acquisition related costs; and (b) other companies, including companies in our industry, may calculate Adjusted Net Income or similarly titled measures differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Adjusted Net Income alongside our other U.S. GAAP-based financial results, including net income.

CRITEO S.A.
Constant Currency Reconciliation
(U.S. dollars in thousands, unaudited)

	Three Months Ended
	March 31,
	2019	2020	YoY Change

Revenue as reported	$558,123	$503,376	(10)%
Conversion impact U.S. dollar/other currencies		8,118
Revenue at constant currency(1)	558,123	511,494	(8)%

Traffic acquisition costs as reported	(322,429)	(297,364)	(8)%
Conversion impact U.S. dollar/other currencies		(4,525)
Traffic Acquisition Costs at constant currency(1)	(322,429)	(301,889)	(6)%

Revenue ex-TAC as reported(2)	235,694	206,012	(13)%
Conversion impact U.S. dollar/other currencies		3,593
Revenue ex-TAC at constant currency(2)	235,694	209,605	(11)%
Revenue ex-TAC(2)/Revenue as reported	42%	41%

Other cost of revenue as reported	(26,045)	(33,806)	30%
Conversion impact U.S. dollar/other currencies		(424)
Other cost of revenue at constant currency(1)	(26,045)	(34,230)	31%

Adjusted EBITDA(3)	68,855	59,190	(14)%
Conversion impact U.S. dollar/other currencies		1,617
Adjusted EBITDA(3) at constant currency(1)	$68,855	$60,807	(12)%
Adjusted EBITDA(3)/Revenue ex-TAC(2)	29%	29%

(1) Information herein with respect to results presented on a constant currency basis is computed by applying prior period average exchange rates to current period results. We have included results on a constant currency basis because it is a key measure used by our management and Board of directors to evaluate operating performance. Management reviews and analyzes business results excluding the effect of foreign currency translation because they believe this better represents our underlying business trends. The table above reconciles the actual results presented in this section with the results presented on a constant currency basis.

(2) Revenue ex-TAC is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Revenue ex-TAC by Region to Revenue by Region" for a reconciliation of Revenue Ex-TAC to revenue.

(3) Adjusted EBITDA is not a measure calculated in accordance with U.S. GAAP. See the table entitled "Reconciliation of Adjusted EBITDA to Net Income" for a reconciliation of Adjusted EBITDA to net income.

CRITEO S.A.
Information on Share Count
(unaudited)

	Three Months Ended
	March 31,
	2019	2020
Shares outstanding as at January 1,	64,249,084	62,293,508
Weighted average number of shares issued during the period	87,693	(602,507)
Basic number of shares - Basic EPS basis	64,336,777	61,691,001
Dilutive effect of share options, warrants, employee warrants - Treasury method	1,704,519	434,581
Diluted number of shares - Diluted EPS basis	66,041,296	62,125,582

Shares issued as at March 31, before Treasury stocks	66,142,511	66,202,881
Treasury stock as of March 31,	(1,672,404)	(4,533,650)
Shares outstanding as of March 31, after Treasury stocks	64,470,107	61,669,231
Total dilutive effect of share options, warrants, employee warrants	8,000,740	6,982,753
Fully diluted shares as at March 31,	72,470,847	68,651,984

CRITEO S.A.
Supplemental Financial Information and Operating Metrics
(U.S. dollars in thousands except where stated, unaudited)

	Q2 2018	Q3 2018	Q4 2018	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	YoY Change	QoQ Change

Clients	18,936	19,213	19,419	19,373	19,733	19,971	20,247	20,360	5%	1%

Revenue	537,185	528,869	670,096	558,123	528,147	522,606	652,640	503,376	(10)%	(23)%
Americas	212,781	211,247	317,350	217,993	213,974	213,937	306,250	191,745	(12)%	(37)%
EMEA	201,080	195,230	220,904	209,643	194,359	185,556	216,639	190,114	(9)%	(12)%
APAC	123,324	122,392	131,842	130,487	119,814	123,113	129,751	121,517	(7)%	(6)%

TAC	(306,963)	(305,387)	(398,238)	(322,429)	(304,229)	(301,901)	(386,388)	(297,364)	(8)%	(23)%
Americas	(125,502)	(126,406)	(196,168)	(131,545)	(129,491)	(129,047)	(189,092)	(120,022)	(9)%	(37)%
EMEA	(112,577)	(111,131)	(128,053)	(117,291)	(107,401)	(103,899)	(124,939)	(108,397)	(8)%	(13)%
APAC	(68,884)	(67,850)	(74,017)	(73,593)	(67,337)	(68,955)	(72,357)	(68,945)	(6)%	(5)%

Revenue ex-TAC (1)	230,222	223,482	271,858	235,694	223,918	220,705	266,252	206,012	(13)%	(23)%
Americas	87,279	84,841	121,182	86,448	84,483	84,890	117,158	71,723	(17)%	(39)%
EMEA	88,503	84,099	92,851	92,352	86,958	81,657	91,700	81,717	(12)%	(11)%
APAC	54,440	54,542	57,825	56,894	52,477	54,158	57,394	52,572	(8)%	(8)%

Cash flow from operating activities	40,341	50,256	85,600	67,220	52,964	43,289	59,359	56,743	(16)%	(4)%

Capital expenditures	17,847	29,656	45,408	23,684	32,792	23,944	17,520	11,737	(50)%	(33)%

Capital expenditures/Revenue	3%	6%	7%	4%	6%	5%	3%	2%	N.A	N.A

Net cash position	480,285	458,690	364,426	395,771	422,053	409,178	418,763	436,506	10%	4%

Headcount	2,678	2,737	2,744	2,813	2,873	2,794	2,755	2,701	(4)%	(2)%

Days Sales Outstanding (days - end of month)	61	60	58	59	58	57	52	62	N.A	N.A

(1) We define Revenue ex-TAC as our revenue excluding traffic acquisition costs generated over the applicable measurement period. Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region are not measures calculated in accordance with U.S. GAAP. We have included Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region because they are key measures used by our management and board of directors to evaluate operating performance, generate future operating plans and make strategic decisions regarding the allocation of capital. In particular, we believe that the elimination of TAC from revenue and review of these measures by region can provide useful measures for period-to-period comparisons of our business. Accordingly, we believe that Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region provide useful information to investors and others in understanding and evaluating our results of operations in the same manner as our management and board of directors. Our use of Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region has limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our financial results as reported under U.S. GAAP. Some of these limitations are: (a) other companies, including companies in our industry which have similar business arrangements, may address the impact of TAC differently; (b) other companies may report Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region or similarly titled measures but define the regions differently, which reduces their effectiveness as a comparative measure; and (c) other companies may report Revenue ex-TAC or similarly titled measures but calculate them differently, which reduces their usefulness as a comparative measure. Because of these and other limitations, you should consider Revenue ex-TAC and Revenue, Traffic Acquisition Costs and Revenue ex-TAC by Region alongside our other U.S. GAAP financial results, including revenue. The above table provides a reconciliation of Revenue ex-TAC to revenue and Revenue ex-TAC by Region to revenue by region.